Exhibit 4.3
INGRAM MICRO INC.

INDENTURE
Dated as of August [___], 2010

DEUTSCHE BANK TRUST COMPANY AMERICAS
As Trustee

ii

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INDENTURE dated as of August [___], 2010, by and among Ingram Micro Inc., a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).
     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes issued under this Indenture.
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.
     “Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.12 hereof, as part of the same series as the Initial Notes.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
     “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
     “Attributable Debt” means when used in connection with a sale and lease-back transaction referred to in Section 4.10, on any date as of which the amount of Attributable Debt is to be determined, the product of (a) the net proceeds from the sale and lease-back transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in the sale and lease-back transaction (without regard to any options to renew or extend such term) remaining on the date of the making of the computation, and the denominator of which is the number of full years of the term of the lease measured from the first day of the term.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the board of directors of the general partner of the partnership;
     (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.

     “Business Day” means any calendar day that is not a Saturday, Sunday or Legal Holiday in New York, New York and on which commercial banks are open for business in New York, New York.
     “Capital Stock” means:
     (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether voting or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and
     (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.
     “Change of Control” means the occurrence of one or more of the following events:
     (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;
     (2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares;
     (3) the Company or one of the Company’s Subsidiaries consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company or one of the Company’s Subsidiaries, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or
     (4) the adoption of a plan relating to the Company’s liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (b) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.
     “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.
     “Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, and includes, without limitation, all series and classes of such Common Stock.
     “Company” means Ingram Micro Inc., and any and all successors thereto.

     “Company Order” means a written order signed in the name of the Company by an Officer.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
     “Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Consolidated Assets” means, at any date, the Company’s total assets and the assets of the Company’s consolidated Subsidiaries that would be reflected on a consolidated balance sheet of the Company and the Company’s consolidated Subsidiaries as at such date in accordance with GAAP.
     “Consolidated Tangible Assets” means, at any date, the remainder of (a) the Consolidated Assets as at the end of the most recently ended Fiscal Period, minus (b) the Intangible Assets of the Company and its consolidated Subsidiaries, as required in accordance with GAAP to be consolidated with the Company’s consolidated financial statements, as of such last day.
     “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.
     “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Definitive Note” means a certificated Note in definitive, fully registered form without interest coupons in the name of the Holder thereof and issued in accordance with Section 2.02 hereof, substantially in the form of Exhibit A hereto except that such Note will not bear the Global Note Legend.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.01 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “Dollars” and “$” means the currency of the United States of America.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exempted Debt” means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined:
     (1) Indebtedness of the Company and its Subsidiaries incurred after the date of this Indenture and secured by Liens created or assumed or permitted to exist pursuant to Section 4.08; and

     (2) Attributable Debt of the Company and its Subsidiaries in respect of all sale and lease-back transactions with regard to any property entered into pursuant to Section 4.10.
     “Fiscal Period” means a fiscal period of the Company or any of the Company’s Subsidiaries, which shall be either a calendar quarter or an aggregate period comprised of three consecutive periods of four weeks and five weeks (or, on occasion, six weeks instead of five), currently commencing on or about each January 1, April 1, July 1 or October 1.
     “Fitch” means Fitch, Inc., and its successors.
     “Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America.
     “Funded Debt” means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible at the option of the obligor, beyond one year from the date of its creation.
     “GAAP” means generally accepted accounting principles in the United States at the date of any computation.
     “Global Note Legend” means the legend set forth in Section 2.02(f), which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means, individually and collectively, each of the Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01 hereof.
     “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.
     “Holder” means the registered holder of any debt security with respect to registered securities and the bearer of any unregistered security or any coupon appertaining to it, as the case may be.
     “Indebtedness” means all obligations for borrowed money, all obligations evidenced by bonds, debentures, notes, investment repurchase agreements or other similar instruments, and all securities providing for mandatory payments of money, whether or not contingent.
     “Indenture” means this Indenture, as amended, supplemented or restated from time to time.
     “Independent Investment Banker” means each of Banc of America Securities LLC and Morgan Stanley & Co. Incorporated and their respective successors or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Notes” means the first $[___],000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

     “Intangible Assets” means, with respect to any Person, that portion of the book value of the assets of such Person which would be treated as intangibles under GAAP, including all items such as goodwill, trademarks, trade names, brands, trade secrets, customer lists, vendor relationships, copyrights, patents, licenses, franchise conversion rights and rights with respect to any of the foregoing and all unamortized debt or equity discount and expenses less any accumulated amortization recorded.
     “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by the Company.
     “Legal Holiday” means a legal holiday in New York, New York and on which banking institutions in New York City of New York are authorized by law, regulation or executive order to remain closed.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset. For the purposes of this Indenture, the Company or any of its Subsidiary will be deemed to own, subject to a Lien, any asset that the Company has acquired or hold subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
     “Moody’s” means Moody’s Investors Service, Inc., a Subsidiary of Moody’s Corporation, and its successors.
     “Notes” means the [___]% Notes due 20[_] issued pursuant Section 2.01 to this Indenture. The Initial Notes and the Additional Notes will be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes will include the Initial Notes and any Additional Notes.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary, the General Counsel or any Vice-President of such Person.
     “Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company that meets the requirements of Section 11.05 hereof.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
     “Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     “Principal Property” means the Company’s corporate headquarters and any warehouse or distribution center owned at the date of this Indenture or acquired after that date by the Company or any of its Subsidiaries which is located within the United States, other than: (i) any property which in the opinion of the Company’s Board of Directors is not of material importance to the total business conducted by the Company as an entity; or (ii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.
     “Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if more than one of such Rating Agencies cease to rate the Notes or fail to make a rating of the Notes publicly available, the Company will appoint a replacement for each such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.
     “Ratings Event” means ratings of the Notes are lowered by each of the Rating Agencies and the Notes are rated below Investment Grade by each of the Rating Agencies in any case on any day during the period (the “Trigger Period”) commencing on the date 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies).
     “Reference Treasury Dealer” means (1) each of Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute for such firm another Primary Treasury Dealer, and (2) any two other Primary Treasury Dealers selected by the Independent Investment Banker after consultation with the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who shall have responsibility for the administration of this Indenture.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.

     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by that person and one or more other subsidiaries of that person.
     “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
     “Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes shall mean the Trustee with respect to such Notes.
     “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
Section 1.02 Other Definitions.

Defined in
Term	Section
“Authentication Order”	2.03
“Change of Control Date”	4.09
“Change of Control Offer”	4.09
“Change of Control Payment Date”	4.09
“Change of Control Purchase Date”	4.09
“Change of Control Purchase Price”	4.09
“Covenant Defeasance”	8.03
“discharge”	10.01
“DTC”	2.01
“Event of Default”	6.01

Defined in
Term	Section
“Legal Defeasance”	8.02
“Paying Agent”	2.04
“Primary Treasury Dealer”	1.01
“record date”	2.13
“Registrar”	2.04
“Remaining Life”	1.01
“Trigger Period”	1.01
Section 1.03 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
     The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes; and
     “obligor” on the indenture securities means the Company, and any successor obligor upon the Notes.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04 Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions; and
     (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES
Section 2.01 Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes will be in minimum denominations of $2,000 with integral multiples of $1,000 in excess thereof.
     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling.
     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon). Each Global Note will represent such of the outstanding Notes as will be specified therein and each will provide that it will represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.02 hereof. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
Section 2.02 Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
     (1) the Depositary
     (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and the Company fails to appoint a successor Depositary within 90 days; or
     (B) has ceased to be a clearing agency registered under the Exchange Act; or
     (2) an Event of Default occurs under this Indenture and is continuing.
     In all cases, Definitive Notes delivered in exchange for any Global Notes or beneficial interests therein will be registered in such names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07, 2.08 and 2.11 of this Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.02 or Sections 2.07, 2.08 or 2.11 of this Indenture, will be authenticated and delivered in the form of, and will be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.02(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.02(b), (c) or (g) hereof.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the applicable procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions will be required to be delivered to the Registrar to effect the transfers described in this Section 2.02(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.02(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
     (A) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the applicable procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
            (ii) instructions given in accordance with the applicable procedures containing information regarding the Participant account to be credited with such increase.
     Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee will adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.02(g) hereof.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.02(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.02(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.02(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

     A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Note has not yet been issued, the Company will issue and, upon receipt of the Company’s order, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.02(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder will present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder will provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.02(e).
     (f) Legends. The following legends will appear on the face of all Global Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.02 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.02(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED

REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (h) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.
     (2) No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to this Section 2.02 or Sections 2.10, 3.03, 3.04, 4.09 and 9.05).
     (3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (5) The Company will not be required:
     (A) to issue, to register the transfer of or to exchange any Notes during a period of 15 days before mailing of a notice of redemption under Section 3.05 of this Indenture and ending at the close of business on the day of such mailing;

     (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
     (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company will be affected by notice to the contrary.
     (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03 of this Indenture.
     (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.02 to effect a registration of transfer or exchange may be submitted by facsimile.
     (9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (10) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
     (11) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
Section 2.03 Execution and Authentication.
     One Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, such Note shall nevertheless be valid.
     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note, as applicable, has been authenticated under this Indenture.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes (an “Authentication Order”), and the Trustee in accordance with the Authentication Order will authenticate and deliver such Notes. In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and (subject to Section 7.01) will be fully protected in conclusively relying upon, an Opinion of Counsel stating:
     (a) that such form has been established in conformity with the provisions of this Indenture;
     (b) that such terms have been established in conformity with the provisions of this Indenture; and
     (c) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity.
Section 2.04 Registrar and Paying Agent.
     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register with respect to the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.05 Paying Agent to Hold Money in Trust.
     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Notes, or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of any Notes all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
Section 2.06 Holder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Note and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of each Note and the Company shall otherwise comply with TIA § 312(a).
Section 2.07 Replacement Notes.
     If any mutilated Note is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order together with such indemnity or security sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced, shall authenticate a replacement Note if the Trustee’s requirements are met. The Company may charge for its expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
     If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09 Treasury Notes.
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.
Section 2.10 Temporary Notes
     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
Section 2.11 Cancellation.
     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Notes to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Issuance of Additional Notes.
     The Company will be entitled, upon delivery of an Officer’s Certificate and an Opinion of Counsel, to issue Additional Notes under this Indenture which will have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance and issue price. The Initial Notes issued on the date hereof and any Additional Notes issued will be treated as a single class for all purposes under this Indenture.
     The Company shall not be entitled to issue Additional Notes under this Indenture if such Additional Notes would not be fungible with the Initial Notes for U.S. federal income tax purposes.
     With respect to any Additional Notes, the Company will set forth in a resolution of its Board of Directors and an Officer’s Certificate, a copy of each which will be delivered to the Trustee, the following information:
     (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and
     (b) the issue price, the issue date and the CUSIP number of such Additional Notes.
Section 2.13 Payment of Interest; Defaulted Interest.
     The principal of and the interest on the Notes, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose.
     The Notes shall be dated the date of its authentication, shall bear interest, if any, from the date and shall be payable on the dates, in each case, as specified as such in the terms of the Notes.
     The Person in whose name each Note is registered at the close of business on any record date applicable with respect to any interest payment date for the Notes shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Note subsequent to the record date and prior to such interest payment date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest (as described below)) shall mean the date specified as such in the terms of the Notes, or if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month, or if such interest payment date is the fifteenth day of a calendar month the first day of such calendar month, whether or not such record date is a Business Day.

     If the Company defaults in a payment of interest on a Note, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.14 CUSIP Number.
     The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01 Procedures for Notice of Redemption and Selection of Notes.
     The Company will deliver to the Trustee, at least 45 days prior to the redemption date (or such shorter period as the Trustee in its sole discretion may allow), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.05 of this Indenture.
     If fewer than all of the Notes are to be redeemed, the Trustee will select, more than 60 days before the redemption date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously called by such method as the Trustee deems fair and appropriate. The Trustee may select for redemption or repurchase portions of the principal of Notes that have denominations larger than $1,000.
     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in minimum denominations of $2,000 or whole multiples of $1,000 in excess thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or repurchase also apply to portions of Notes called for redemption or repurchase.
Section 3.02 Notes Redeemed in Part.
     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder, at the expense of the Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
     No Notes of $2,000 or less can be redeemed in part.

Section 3.03 Optional Redemption.
     The Company may redeem the Notes in whole at any time or in part from time to time (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date if an interest payment date occurs before a redemption date), at its option, at a redemption price equal to the greater of:
     (1) 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but not including the redemption date, or
     (2) the sum of the present value of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of those payments in interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus [___] basis points plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date; provided that the principal amount of a Note remaining outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.
     Calculation of the foregoing shall be made by the Company or on the Company’s behalf by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.
     On and after the redemption date, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price. On or before the redemption date for the Notes, the Company will deposit with a Paying Agent, or the Trustee, funds sufficient to pay the redemption price of and accrued interest on such Notes to be redeemed on such date.
Section 3.04 Mandatory Redemption.
     The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.05 Notice of Redemption.
     Holders of Notes to be redeemed as provided in this Article 3 will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption.
     The notice shall identify the Notes to be redeemed and shall state:
     (1) the redemption date;
     (2) the redemption price;
     (3) the name and address of the Paying Agent;
     (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (5) that interest on Notes called for redemption ceases to accrue on and after the redemption date;
     (6) the CUSIP number, if any; and

     (7) any other information as may be required by the terms of the Notes being redeemed.
     At the Company’s request, and upon receipt of an Officer’s Certificate complying with Section 11.04 hereof, the Trustee shall give the notice of redemption in the Company’s name and at its expense.
Section 3.06 Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.05 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
Section 3.07 Deposit of Redemption Price.
     On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.
     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
ARTICLE 4
COVENANTS
Section 4.01 Payment of Principal and Interest.
     The Company covenants and agrees for the benefit of the Holders of the Notes that it will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in such Notes. Principal, premium, if any, and interest on any Note will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
Section 4.02 Maintenance of Office or Agency.
     The Company covenants and agrees for the benefit of the Holders of the Notes that it will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee for such Notes or an Affiliate of the Trustee, Registrar for such Notes or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of such Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee for such Notes of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where a Note may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee for such Note of any such designation or rescission and of any change in the location of any such other office or agency.
     With respect to the Notes, the Company hereby designates the Trustee, Deutsche Bank Trust Company Americas at Trust & Securities Services, 60 Wall Street, 27th Floor MS NYC60-2710, New York, NY 10005, Attention Corporate Team / Ingram Micro, Inc., as one such office or agency of the Company in accordance with Section 2.04.
Section 4.03 Reports.
     The Company will at all times comply with TIA § 314(a). The Company will furnish to the Trustee any document or report the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after such document or report is filed with the SEC, provided that in the each case the delivery of materials to the Trustee by electronic means or filing documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 4.03 provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
Section 4.04 Compliance Certificate.
     (a) The Company and each guarantor of any Note (to the extent that such guarantor is so required under the TIA) shall deliver to the Trustee with respect to the Notes, within 90 days after the end of each fiscal year, an Officer’s Certificate, the signor of which shall be the principal executive, principal accounting or principal financial officer of the Company stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, without regard to notice requirements or periods of grace, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
     (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee with respect to the Notes, as soon as possible, but in no event later than five days after any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.
     The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06 Stay, Extension and Usury Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not, and each guarantor of such Notes will not, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of such guarantors (to the extent that it may lawfully do so), as applicable, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee for such Notes, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07 Corporate Existence.
     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
     (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and
     (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if an Officer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
Section 4.08 Liens.
     (a) The Company will not, and will not permit any Subsidiary to, create or incur any Lien on any shares of stock, Indebtedness or other obligations of any Subsidiary or any Principal Property of the Company or of any Subsidiary, whether those shares of stock, Indebtedness or other obligations of any Subsidiary or Principal Property are owned at the date of this Indenture or acquired afterwards, unless the Company secures or causes the applicable Subsidiary to secure the Notes outstanding under this Indenture equally and ratably with (or, at the Company’s option, prior to) all Indebtedness secured by the particular Lien, so long as the Indebtedness is so secured. This covenant does not apply in the case of:
     (1) the creation of any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of this Indenture (including acquisitions by way of merger or consolidation) by the Company or any Subsidiary, contemporaneously with that acquisition, or within 180 days thereafter, to secure or provide for the payment or financing of any part of the purchase price, or the assumption of any Lien upon any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of this Indenture existing at the time of the acquisition, or the acquisition of any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property subject to any Lien without the assumption of that Lien, provided that every Lien referred to in this clause (a) will attach only to the shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements on that Principal Property;
     (2) any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property existing on the date of this Indenture;
     (3) any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any of its Subsidiaries;
     (4) any Lien on any Principal Property being constructed or improved securing loans to finance the construction or improvements of that Principal Property;
     (5) any Lien on shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations, including, without limitation, industrial revenue bonds and similar financings;
     (6) any mechanics’, warehousemen’s, materialmen’s, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations that are not yet due or that are being contested in good faith;
     (7) any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property for taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith;
     (8) any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property arising in connection with legal proceedings being contested in good faith, including any judgment Lien so long as execution on the Lien is stayed;
     (9) any landlord’s Lien on fixtures located on premises leased by the Company or a Subsidiary in the ordinary course of business, and tenants’ rights under leases, easements and similar Liens not materially impairing the use or value of the property involved;
     (10) any Lien arising by reason of deposits necessary to qualify the Company or a Subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law, including Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligation on surety or appeal bonds;
     (11) any Lien on the Company’s current assets to secure loans to the Company that mature within twelve months from their creation and that are made in the ordinary course of business;
     (12) any Lien incurred in the normal course of business in connection with bankers’ acceptance financing or used in the ordinary course of trade practices, statutory lessor and vendor privilege liens and liens in connection with good faith bids, tenders and deposits;

     (13) any Lien in favor of any bank on property or assets held in the ordinary course of business in accounts maintained with such bank in connection with treasury, depositary and cash management services or automated clearing house transfers of funds;
     (14) any Lien on all goods held for sale on consignment;
     (15) any Lien under any agreement for the sale of trade accounts receivable (or an undivided interest in a specified amount of such trade accounts receivable) and granted to a purchaser or any assignee of such purchaser which has financed the relevant purchase of trade accounts;
     (16) any Lien on trade accounts receivable or interests therein of the Company or any of its Subsidiaries with respect to any accounts receivable securitization program (including any accounts receivable securitization program structured as such that remains on the Company’s consolidated balance sheet and on any related property that would ordinarily be subject to a Lien in connection therewith such as proceeds and records);
     (17) any Lien created by a lease, which under GAAP as in effect as of the date of this Indenture would be characterized as an operating lease, whether entered into before or after the date of this Indenture; and
     (18) any renewal of or substitution for any Lien permitted by any of the preceding clauses, provided, in the case of a Lien permitted under clauses (1), (2) or (4), the Indebtedness secured is not increased nor the Lien extended to any additional assets.
     (b) Notwithstanding the restrictions set forth in Section 4.08(a), the Company or any of the Company’s Subsidiaries may create or assume Liens in addition to those permitted by Section 4.08(a), and renew, extend or replace those Liens, without equally and ratably securing the Notes outstanding under this Indenture, provided that at the time of and after giving effect to the creation, assumption, renewal, extension or replacement, Exempted Debt does not exceed 10% of Consolidated Tangible Assets of the Company measured at the date of incurrence of the Lien.
Section 4.09 Offer to Purchase Upon Change of Control Triggering Event.
     (a) Upon the occurrence of a Change of Control Triggering Event (the date of such occurrence, the “Change of Control Date”), unless the Company has exercised its right to redeem under Section 3.03, the Company will be required to make an offer to each Holder of Notes to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash (the “Change of Control Purchase Price”) equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date if an interest payment date occurs before a redemption date) (the “Change of Control Purchase Date”), pursuant to and in accordance with the offer described in this Section 4.09 (the “Change of Control Offer”); provided that after giving effect to the purchase, any Notes that remain outstanding shall have a denomination of $2,000 and integral multiples of $1,000 above that amount.
     (b) Within 30 days following the Change of Control Date, or at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that the Company has exercised its right to redeem the Notes as described under Section 3.03, the Company shall mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute a Change of Control Triggering Event and offering to purchase Notes on the date specified in the notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (other than as may be required by law) (such date, the “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date specified in the notice.
     (c) On each Change of Control Payment Date, the Company will, to the extent lawful:
     (1) Accept for payment all Notes or portions of the Notes properly tendered pursuant to the applicable Change of Control Offer;
     (2) Deposit with the Paying Agent an amount equal to the Change of Control payment in respect of all Notes or portions of Notes properly tendered pursuant to the applicable Change of Control Offer; and
     (3) Deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.
     (d) Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
     (e) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the terms described in the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue thereof.
     (f) The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. The Company shall not purchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under this Indenture, other than a default in the payment of the Change of Control Purchase Price upon a Change of Control Triggering Event.
     (g) If Holders of not less than 95% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer pursuant to this Section 4.09 and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 4.09(f), purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company may, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date if an interest payment date occurs before a redemption date).

Section 4.10 Sale and Lease-Back Transactions.
     (a) The Company will not, and will not permit any of its Subsidiaries to, sell or transfer, directly or indirectly, except to the Company or to a Subsidiary, any Principal Property as an entirety, or any substantial portion of the Company’s Principal Property, with the intention of taking back a lease of such Principal Property, except a lease for a period of three years or less at the end of which it is intended that the use of that Principal Property by the lessee will be discontinued. Notwithstanding the foregoing, the Company or any Subsidiary may sell any Principal Property and lease it back for a longer period:
     (1) if the Company or such applicable Subsidiary would be entitled pursuant to Section 4.08(a) to create a Lien on the Principal Property to be leased securing Funded Debt in an amount equal to the Attributable Debt with respect to the sale and lease-back transaction without equally and ratably securing the outstanding Notes;
     (2) if the Company promptly informs the Trustee of the transaction, and the Company causes an amount equal to the fair value (as determined by resolution of its Board of Directors) of the Principal Property to be applied (1) to the purchase of other Principal Property that will constitute Principal Property having a fair value at least equal to the fair value of the Principal Property sold, or (2) to the retirement within 270 days after receipt of the proceeds of Funded Debt incurred or assumed by the Company or a Subsidiary, including the Notes; provided, further that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 75 days after the sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or debt securities evidencing Funded Debt of the Company (which may include the Notes) or of a Subsidiary previously authenticated and delivered by the applicable trustee, and not yet tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such debt securities or debentures, and an Officer’s Certificate (which will be delivered to the Trustee) stating that the Company elects to deliver or cause to be delivered the debentures or debt securities in lieu of retiring Funded Debt as provided in this Indenture;
     (3) if the Company or such applicable Subsidiary executes a lease of Principal Property by the time of, or within 270 days after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property; or
     (4) any such transaction between the Company and a Subsidiary or between two Subsidiaries.
     (b) Notwithstanding Section 4.10(a), the Company or any Subsidiary may enter into sale and lease-back transactions in addition to those permitted by Section 4.10(a), without any obligation to retire any outstanding Notes or other Funded Debt; provided that at the time of entering into and giving effect to such sale and lease-back transactions, Exempted Debt does not exceed 10% of Consolidated Tangible Assets of the Company.
     (c) If the Company delivers debentures or debt securities to the Trustee and the Company duly delivers the Officers’ Certificate pursuant to Section 4.10(a), the amount of cash that the Company shall be required to apply to the retirement of Funded Debt under this Section 4.10(a) shall be reduced by an amount equal to the aggregate of the then applicable optional redemption prices of the applicable debentures or debt securities, so delivered, or, if there are no such redemption prices, the principal amount of such debentures or debt securities. If the applicable debentures or debt securities provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity, then the amount of cash shall be reduced by the amount of principal of such debentures or debt securities that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of this Indenture pursuant to which such debentures or debt securities were issued.
ARTICLE 5
SUCCESSORS
Section 5.01 Merger, Consolidation, or Sale of Assets.
   The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the Company’s property and assets (in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any Person to merge with or into the Company unless:
     (a) Either
     (1) the Company will be the continuing Person or
     (2) the Person (if other than the Company) formed by the consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company will be a corporation organized and validly existing under the laws of the United States of America or any of its jurisdictions and will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations under the Notes and the Indenture; and the Company will have delivered to the Trustee an Opinion of Counsel stating that the consolidation, merger or transfer and the supplemental indenture complies with this Indenture and that all conditions precedent provided for in this Indenture have been complied with and that the supplemental indenture constitutes a legal, valid and binding obligation of the Company or the successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and
     (b) an Officer’s Certificate to the effect that immediately after giving effect to such transaction, no Default will have occurred and be continuing under the Indenture; and an Opinion of Counsel as to the matters set forth in clause (a) will have been delivered to the Trustee.
Section 5.02 Successor Corporation Substituted.
     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on any Note except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
     “Event of Default,” wherever used herein with respect to Notes, means:
     (a) default in paying interest on any Notes when they become due and the default continues for a period of 30 days or more;
     (b) default in paying principal, or premium, if any, on the Notes when due;
     (c) default in the performance or breach of any covenant of the Company in this Indenture (other than defaults in Section 6.01(a) and (b) above) and the default or breach continues for a period of 60 days or more after the Company receives written notice from the Trustee or the Trustee receives notice from the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
     (d) the Company:
     (1) commences a voluntary case in bankruptcy,
     (2) consents to the entry of an order for relief against it in an involuntary bankruptcy case,
     (3) consents to the appointment of a custodian of it or for all or substantially all of its property,
     (4) makes a general assignment for the benefit of its creditors, or
     (5) generally is not paying its debts as they become due; or
     (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (1) is for relief against the Company;
     (2) appoints a custodian of the Company for all or substantially all of the property of the Company; or
     (3) orders the liquidation of the Company;
and the order or decree remains unstayed and in effect for 90 consecutive days.
Section 6.02 Acceleration.
     If an Event of Default (other than an Event of Default specified in Section 6.01(d) or (e) with respect to the Company) under this Indenture occurs with respect to the Notes and is continuing, then the Trustee may and, at the direction of the Holders of not less than 25% in principal amount of the outstanding Notes, will by written notice, require the Company to repay immediately the entire principal amount of the outstanding Notes, together with all accrued and unpaid interest and premium, if any.

     If an Event of Default specified in Section 6.01(d) or (e) with respect to the Company occurs and is continuing, then the entire principal amount of the outstanding Notes shall automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder.
     After a declaration of acceleration or any automatic acceleration under Section 6.01(d) or (e), the Holders of a majority in principal amount of outstanding Notes may rescind such accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the Notes that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived and all sums paid or advanced by the Trustee hereunder and the reasonable compensation expenses and disbursements of the Trustee and its agent and counsel have been paid.
     No such rescission shall affect any subsequent Default or impair any right consequent thereon.
Section 6.03 Other Remedies.
     If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on such Notes or to enforce the performance of any provision of such Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of premium or interest on, or the principal of, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration of such Notes and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.05 Control by Majority.
     The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust, or power conferred on it, subject to Section 7.02(f). However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.
     A Holder of any Note may pursue a remedy with respect to this Indenture or the Notes only if:
     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;
     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; and
     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer, if during such 60-day period, the Trustee has not received directions inconsistent with such request by Holders of a majority in principal amount of the outstanding Notes and if requested, the provision of indemnity.
     A Holder of any Note may not use this Indenture to prejudice the rights of another Holder of such Note or to obtain a preference or priority over another Holder of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
Section 6.07 Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08 Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09 Trustee May File Proofs of Claim.
     The Trustee for each Note is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10 Priorities.
     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.08 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
Section 6.12 Unconditional Right of Holders to Receive Principal, Premium, and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 2.14) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder.

Section 6.13 Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.
ARTICLE 7
TRUSTEE
Section 7.01 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated thereon).
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
     (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and
     (4) no provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
     (e) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02 Rights of Trustee.
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
     (g) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     (h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     (j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     (k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
     (l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
Section 7.03 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s Disclaimer and Acceptance of Facsimile Instructions.
     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 45 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice from Holders of the Notes if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.
     (a) Within 60 days after January 1 beginning with the January 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).
     (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or delisted therefrom.
Section 7.07 Compensation and Indemnity.
     (a) The Company will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Trustee and the Company may agree. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Company will indemnify the Trustee and any predecessor Trustee, and its officers, directors, employees, representatives and agents against any and all losses, liabilities, damages, claims or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful conduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.
     (c) The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture.
     (d) To secure the Company’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(d) or (e) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     (f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.
Section 7.08 Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10 hereof;
     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (3) a custodian or public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee.
     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
Section 7.09 Successor Trustee by Merger, etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.
     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.
     This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11 Preferential Collection of Claims Against Company.
     The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
     The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02 Legal Defeasance and Discharge.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes (including the related guarantees, if any) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the related guarantees, if any), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, such guarantees, if any, and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
     (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
     (b) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;
     (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

     (d) this Article 8.
     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03 Covenant Defeasance.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the guarantors, if any, will subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Section 4.03, 4.08, 4.10 and 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(c) hereof shall not constitute an Event of Default.
Section 8.04 Conditions to Legal or Covenant Defeasance.
     In order to exercise either Legal Defeasance or Covenant Defeasance with respect to outstanding Notes under either Section 8.02 or 8.03 hereof:
     (a) the Company must irrevocably have deposited or caused to be deposited with the Trustee, as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of Notes:
          (1) money in an amount;
          (2) non-callable Government Securities; or
          (3) a combination of money and non-callable Government Securities, in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense, the redemption date;
     (b) in the case of Legal Defeasance under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel stating that, as a result of an Internal Revenue Service (“IRS”) ruling or a change in applicable federal income tax law, the Holders of the outstanding Notes will not recognize gain or loss for Unites States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge did not occur;
     (c) in the case of an election of Covenant Defeasance under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and covenant defeasance did not occur;
     (d) no Default with respect to the outstanding Notes has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of Legal Defeasance, no Default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;
     (e) the Legal Defeasance or Covenant Defeasance will not cause the Trustee to have a conflicting interest within the meaning of the TIA, assuming all Notes were in default within the meaning of such Act;
     (f) the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party;
     (g) the Legal Defeasance or Covenant Defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and
     (h) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent with respect to the Legal Defeasance or Covenant Defeasance have been complied with.
Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government

Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Company.
     All funds deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal, interest, premium or additional amounts in respect of the Notes that remain unclaimed for two years after the maturity date of such Notes, will be repaid to the Company, or (if then held by the Company) will be discharged from such trust, upon the Company’s request. Thereafter, any right of any Holder to such funds shall be enforceable only against the Company, and the Trustee and Paying Agents will have no liability therefor.
Section 8.07 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and any applicable guarantors’ obligations under this Indenture and the applicable Notes and the guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders of Notes.
     Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or modify this Indenture or the Notes without the consent of any Holder of Notes in order to:
     (1) cure ambiguities, defects or inconsistencies, provided that such amendment or modification shall not materially adversely affect the rights of Holders;
     (2) provide for the assumption of the Company’s obligations in the case of a merger or consolidation and the Company’s discharge upon such assumption;
     (3) make any change that would provide any additional rights or benefits to the Holders of the Notes;
     (4) provide for or add guarantors with respect to the Notes;
     (5) secure the Notes;
     (6) establish the form or forms of Notes;

     (7) conform any provision in this Indenture to the “Description of Debt Securities” filed on Form S-3 or the “Description of the Notes” in any accompanying prospectus supplements; or
     (8) make any change that does not materially adversely affect the rights of Holders.
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02 With Consent of Holders of Notes.
     The Company and the Trustee may amend or modify with the written consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes affected by the amendment or modification (voting as one class), and the Company’s compliance with any provision of this Indenture with respect to the Notes may be waived by written notice to the Trustee by the Holders of a majority of the aggregate principal amount of the outstanding Notes affected by the waiver (voting as one class). However, no modification or amendment under this Section 9.02 may, without the consent of the Holder of the outstanding Notes affected:
     (a) reduce the principal amount, or extend the fixed maturity, of the Notes, alter or waive the redemption provisions of the Notes;
     (b) change the currency in which principal, any premium or interest is paid;
     (c) reduce the percentage in principal amount outstanding of the Notes which must consent to an amendment, supplement or waiver or consent to take any action;
     (d) impair the right to institute suit for the enforcement of any payment on the Notes;
     (e) waive a payment default with respect to the Notes or any guarantor;
     (f) reduce the interest rate or extend the time for payment of interest on the Notes; or
     (g) adversely affect the ranking of the Notes.
     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

     After a supplemental indenture or waiver under this section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
Section 9.03 Compliance with Trust Indenture Act.
     Every amendment to this Indenture or the Notes will be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.
Section 9.04 Revocation and Effect of Consents.
     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05 Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for Notes may issue and the Trustee shall authenticate upon request new Notes that reflect the amendment or waiver.
     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment or waiver.
Section 9.06 Trustee to Sign Amendments, etc.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.
ARTICLE 10
SATISFACTION AND DISCHARGE
Section 10.01 Satisfaction and Discharge.
     This Indenture will be discharged and will cease to be of further effect as to the Notes issued hereunder, when either:
     (a) all such Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to and accepted by the Trustee for cancellation; or

     (b) all such Notes that have not been accepted by the Trustee for cancellation will become due and payable within one year (a “discharge”) and the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the Company’s name, and at the Company’s expense and the Company has irrevocably deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire indebtedness on the Notes to pay principal, interest and any premium;
     (c) the Company or any guarantor of such Notes has paid or caused to be paid all other sums then due and payable under this Indenture; and
     (d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant clause (b) of this Section 10.01, the provisions of Sections 10.02 and 8.06 hereof will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 10.02 Application of Trust Money.
     Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes with respect to which such deposit was made and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any applicable guarantor’s obligations under this Indenture and the applicable Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 11
MISCELLANEOUS
Section 11.01 Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 11.02 Notices.
     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company:
Ingram Micro Inc.
1600 E. St. Andrew Place
Santa Ana, CA 92705-4926
Facsimile No.: (714) 566-7900
Attention: General Counsel
With a copy to:
Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, CA 94025
Facsimile No.: (650) 752-2111
Attention: Alan F. Denenberg
If to the Trustee:
Deutsche Bank Trust Company Americas
Trust & Securities Services
60 Wall Street, 27th Floor
MS NYC60-2710
New York, NY 10005
Fax : 732-578-4635
Attention: Corporate Team / Ingram Micro Inc.
Copy to:
Deutsche Bank National Trust Company
Trust & Securities Services
100 Plaza One
6th Floor — MS JCY03-0699
Jersey City, NJ 07311-3901
Fax: 732-578-4635
Attention: Corporate Team / Ingram Micro Inc.
     The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notices required to be given to the Holders of the Notes will be given to DTC, as the registered Holder of the Global Notes. In the event that the Global Notes are exchanged for Notes in definitive form, notices to Holders will be made by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the Registrar.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
Section 11.03 Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 11.04 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (1) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 11.05 Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 11.06 Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
     No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 11.08 Governing Law.
     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 11.09 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 11.10 Successors.
     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.
Section 11.11 Severability.
     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 11.12 Counterpart Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 11.13 Table of Contents, Headings, etc.
     The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 11.14 Waiver of Jury Trial
     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.15 U.S.A. Patriot Act.
          The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
[Signatures on following page]

SIGNATURES
Dated as of August [___], 2010

INGRAM MICRO INC.
By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO INDENTURE]

EXHIBIT A
(Face of Note)
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
CUSIP [                    ]
[___]% Notes due 20[__]

No.	$
INGRAM MICRO INC.
promises to pay to                                                                         or registered assigns, the principal sum of
Dollars on [                    ].
Interest Payment Dates: [                    ] and [                    ]
Record Dates: [                    ] and [                    ]

INGRAM MICRO INC.
By:
Name:
Title:

Date of Authentication:
This is the [Global] Note referred to in the
within-mentioned Indenture:
Dated:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:

Authorized Signatory

(Back of Note)
[___]% Notes due 20[__]
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. INTEREST. Ingram Micro Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at [___]% per annum from the date hereof until maturity. The Company will pay interest semi-annually on [                    ] and [                    ] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing      , 2010. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date will be [                    ]. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the [                    ] or [                    ] next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Paying Agent and Registrar within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to the Trustee will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts. The Company or any of its Subsidiaries may act in any such capacity.
     4. INDENTURE. This Note is a duly authenticated security of the Company issued and to be issued under an indenture (the “Indenture”), dated as of August [___], 2010, between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling. The Company will be entitled to issue Additional Notes pursuant to Section 2.13 of the Indenture.

     5. OPTIONAL REDEMPTION. Subject to the terms and conditions of Article 3 of the Indenture, the Company may redeem the Notes in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of
     (1) 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but not including the redemption date, or
     (2) the sum of the present value of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of those payments in interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus [___] basis points plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date; provided that the principal amount of a Note remaining outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.
Calculation of the foregoing shall be made by the Company or on the Company’s behalf by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.
On and after the redemption date, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price. On or before the redemption date for the Notes, the Company will deposit with a Paying Agent, or the Trustee, funds sufficient to pay the redemption price of and accrued interest on such Notes to be redeemed on such date.
     6. MANDATORY REDEMPTION. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
     7. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem under paragraph 5 above, the Company will be required to make an offer to each Holder of Notes to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, pursuant to and in accordance with the offer described in this paragraph; provided that after giving effect to the purchase, any Notes that remain outstanding shall have a denomination of $2,000 and integral multiples of $1,000 above that amount.
     8. NOTICE OF REDEMPTION. Holders of Notes to be redeemed as provided in Article 3 of the Indenture will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption.
DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes may be transferred or exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or transfer any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
     10. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture may be amended as provided therein. Subject to certain exceptions, the Company and the Trustee may amend or modify with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes affected by the amendment or modification (voting as one class), and the Company’s compliance with any provision of this Indenture with respect to the Notes may be waived by written notice to the Trustee by the Holders of a majority of the aggregate principal amount of the outstanding Notes affected by the waiver (voting as one class). Without the consent of any Holder of Notes, the Indenture or the Notes may be amended or modified in order to: (i) cure ambiguities, defects or inconsistencies, provided that such amendment or modification shall not materially adversely affect the rights of Holders; (ii) provide for the assumption of the Company’s obligations in the case of a merger or consolidation and the Company’s discharge upon such assumption; (iii) make any change that would provide any additional rights or benefits to the Holders of the Notes; (iv) provide for or add guarantors with respect to the Notes; (v) secure the Notes; (vi) establish the form or forms of Notes; (vii) conform any provision in the Indenture to the “Description of Debt Securities” filed on Form S-3 or the “Description of the Notes” in any accompanying prospectus supplements; or (viii) make any change that does not materially adversely affect the rights of holders.
     11. DEFAULTS AND REMEDIES. Subject to the terms and conditions of Section 6.01 of the Indenture, an “Event of Default” occurs if there is a: (i) default in paying interest on any Notes when they become due and the default continues for a period of 30 days or more; (ii) default in paying principal, or premium, if any, on the Notes when due; (iii) default in the performance or breach of any covenant in the Indenture (other than defaults in (i) and (ii) above) and the default or breach continues for a period of 60 days or more after the Company receives written notice from the Trustee or the Trustee receives notice from the Holders of at least 25% in aggregate principal amount of the outstanding Notes; or (iv) certain events of bankruptcy or insolvency occur with respect to the Company.
     If an Event of Default (other than an Event of Default specified in subsection (iv) above with respect to the Company) under the Indenture occurs with respect to the Notes and is continuing, then the Trustee may and, at the direction of the Holders of not less than 25% in principal amount of the outstanding Notes, will by written notice, require the Company to repay immediately the entire principal amount of the outstanding Notes, together with all accrued and unpaid interest and premium, if any. If an Event of Default specified in subsection (iv) above with respect to the Company occurs and is continuing, then the entire principal amount of the outstanding Notes shall automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder.
     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee, may withhold from Holders of the Notes notice of any continuing Default or Event of Default relating to the payment of principal or interest.
     Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of premium or interest on, or the principal of, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration of such Notes and its consequences, including any related payment default that resulted from such acceleration.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
     12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services or the Company or its Affiliates, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not the Trustee.
     13. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     16. CUSIP NUMBERS. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.
     17. COPIES OF INDENTURE. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Ingram Micro Inc.
1600 E. St. Andrew Place
Santa Ana, CA 92705-4926
Facsimile No.: (714) 566-7900
Attention: General Counsel
     18. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

ASSIGNMENT FORM
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s social security number or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Indenture, check the box below:
     ☐ Section 4.09
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased: $
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.